Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	Joele Frank/Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher (on behalf of Epicor)
212-355-4449 x 107/134
jfrank@joelefrank.com or tlynch@joelefrank.com

Epicor Software Board of Directors Appoints Chairman George Klaus as CEO and President

Company Provides Preliminary 2008 Fourth Quarter

Non-GAAP Revenue and Earnings Per Share

IRVINE, Calif., January 20, 2009 — Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise business software solutions to the midmarket and Global 1000 companies, today announced that its Board of Directors has re-appointed George Klaus to the role of Chairman, President and CEO of Epicor Software Corporation effective immediately. Most recently, Klaus held the role of Executive Chairman for Epicor. Klaus succeeds Thomas F. Kelly as the Company’s President and Chief Executive Officer.

With over 30 years of experience in the high technology industry, Klaus served as Chief Executive Officer for Epicor Software Corporation from February 1996 to February 2008, adding the title of Chairman of the Board in October 1996. During his tenure as Epicor’s CEO, Klaus grew the Company’s revenue from approximately $30 million to half a billion dollars. “George has a long history of restoring shareholder confidence in high technology companies through his strong leadership, and focus on delivering consistent revenue growth and profitability,” stated Robert Smith, the Company’s Nominating and Governance Committee chair and member of the board. Speaking on behalf of the Epicor board of directors, Smith added, “George’s leadership and vision were instrumental in delivering the success and industry leading growth that the Company achieved immediately following the last technology recession in 2002. The board unanimously believes that George is the ideal person to lead the Company at this time and we are delighted that he has agreed to return as the Chairman, President and CEO of Epicor.”

With this decision, Tom Kelly, Epicor’s President and CEO will be leaving the Company to pursue other interests. Kelly will also be stepping down from his position as a director on the Epicor board of directors. “During one of the most difficult markets we have seen, Tom

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Epicor CEO/President Appointment

successfully stepped up to the significant challenges of integrating NSB Retail, re-aligning our services organization and launching Epicor 9,” stated Smith on behalf of the Epicor board of directors. Added Klaus, “I cannot thank Tom enough for his dedication, commitment and contribution to the Company and to the great relationship and mutual respect that I have for him over the more than 10 years that we have worked together.”

Klaus also provided a preliminary view of the Company’s results for the 2008 fourth quarter ended December 31, 2008, indicating that the Company will have non-GAAP revenues in the range of $120 million to $125 million and non-GAAP earnings per share of $0.20 to $0.25.

The Company expects to report its fiscal fourth quarter and full-year financial results for 2008 on Wednesday, February 4, 2009 after the close of the market. The Company will host a conference call for the investment community at 2:00 p.m. Pacific Time on February 4, 2009. Full details regarding the earnings release and conference call, including dial in information, will be published by the Company in a subsequent release.

About Epicor Software Corporation

Epicor is a global leader dedicated to providing integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM) and enterprise retail software solutions to midmarket companies and divisions of the Global 1000. Founded in 1984, Epicor serves over 20,000 customers in more than 160 countries, providing solutions in over 30 languages. Employing innovative service-oriented architecture (SOA) and Web services technology, Epicor delivers end-to-end, industry-specific solutions for manufacturing, distribution, retail, hospitality and services that enable companies to drive increased efficiency, improve performance and build competitive advantage. Epicor solutions provide the scalability and flexibility to meet today’s business challenges, while empowering enterprises for even greater success tomorrow. Epicor offers a comprehensive range of services with its solutions, providing a single point of accountability to promote rapid return on investment and low total cost of ownership. Epicor’s worldwide headquarters are located in Irvine, Calif., with offices and affiliates around the world. For more information, visit www.epicor.com.

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Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

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Epicor CEO/President Appointment

Forward-Looking Statements

The Management of Epicor Software believes certain statements in this press release may constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expected revenues and earnings per share (including on a non-GAAP basis) and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties, including, without limitation, the risks associated with closing the accounting books for the fourth quarter and fiscal year ending December 31, 2008 and having our outside auditors finalize their audit and render their opinion for the fiscal year and fourth quarter ended December 31, 2008 and other factors and the risks and uncertainties described in Epicor’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the three month period ended September 30, 2008. Actual results may differ materially from those expressed or implied in the forward-looking statements. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.

Non-GAAP Earnings Measures. The Company uses a non-GAAP earnings measure in its public statements. Management believes these non-GAAP measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses this non-GAAP measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and,

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.